SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

KINTERA, INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount Previously Paid:

2.	Form, Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

KINTERA, INC. ANNOUNCES ADJOURNMENT OF SPECIAL STOCKHOLDERS’ MEETING

Kintera, Inc. (the “Company”) has adjourned its special meeting of stockholders scheduled to be held on December 31, 2007 in order to solicit proxies from those stockholders who had not yet voted. The Company’s special meeting is adjourned to January 14, 2008, at 9:00 at the Company’s main office, located at 9605 Scranton Road, Suite 200, San Diego, CA 92121. Stockholders who have not voted on the proposals described in the Company’s proxy statement dated December 7, 2007 are encouraged to do so promptly. For stockholders who have voted on this proposal, no additional action is required. Proxies may be submitted or revoked any time prior to the adjourned meeting on January 14, 2008. To request an additional proxy card, please contact Alexander Fitzpatrick at (858) 795-3000.

Stockholders and other investors are urged to read the proxy statement, which contains important information that should be read carefully before any decision is made with respect to the matters presented for voting at the special stockholders’ meeting.